UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2008

GOODRICH CORPORATION
 (Exact name of registrant as specified in its charter)

New York	1-892	34-0252680
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Coliseum Centre 2730 West Tyvola Road Charlotte, North Carolina	28217
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 423-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations And Financial Condition.

On April 24, 2008, Goodrich Corporation (“Goodrich”) issued a press release announcing its financial results for the first quarter 2008 and updating its outlook for full year 2008. A copy of the press release is furnished as Exhibit 99.1 hereto.

Goodrich will host a conference call for investors and security analysts to discuss the financial results and outlook at 10:00 a.m. Eastern Time on April 24, 2008. By press releases dated April 2, 2008 and April 23, 2008, the public was invited to listen to the conference call by telephone or by live webcast accessed through the Investor Relations area of Goodrich’s website at www.goodrich.com. Additional written information regarding the financial results and outlook will be posted as a webcast presentation on the Investor Relations area of Goodrich’s website prior to the conference call. A copy of such presentation is furnished as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Goodrich Corporation Press Release dated April 24, 2008 titled “Goodrich Announces 13 Percent Increase in Sales and 59 Percent Increase in Net Income per Diluted Share for First Quarter 2008, Increase Outlook for 2008 Sales and Net Income per Diluted Share.”

Exhibit 99.2 Goodrich written presentation dated April 24, 2008 titled “Goodrich Corporation First Quarter 2008 Results.”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION
(Registrant)

Date: April 24, 2008

By: /s/ Scott E. Kuechle
Scott E. Kuechle
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit 99.1 Goodrich Corporation Press Release dated April 24, 2008 titled “Goodrich Announces 13 Percent Increase in Sales and 59 Percent Increase in Net Income per Diluted Share for First Quarter 2008, Increase Outlook for 2008 Sales and Net Income per Diluted Share.”

Exhibit 99.2 Goodrich written presentation dated April 24, 2008 titled “Goodrich Corporation First Quarter 2008 Results.”

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